UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 6, 2007

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2007, ARC Europe SA, a subsidiary of The Allied Defense Group, Inc., entered into a definitive agreement with Ving Holdings (Belgium) BVBA, an affiliate of Pacific Equity Partners Pty Ltd, for the sale by ARC Europe to Ving Holdings of all of the capital stock of VSK Electronics NV for a purchase price of approximately $47.6 million, subject to working capital adjustment. Approximately $2.8 million of the purchase price will be placed into escrow to provide a source of funds for any indemnification claims.

The purchase agreement contains customary representations and warranties, as well as indemnifications for breaches of representations, warranties and covenants.

The closing of the transaction is subject to the satisfaction of customary closing conditions.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and a copy of the press release announcing the transaction is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Stock Purchase Agreement, dated as of September 6, 2007
Exhibit 99.1 Press Release, dated September 10, 2007

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

September 10, 2007	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of September 6, 2007
99.1	Press Release, dated September 10, 2007